U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 23, 2008

IBSG INTERNATIONAL, INC.

(Exact name of registrant as specified in this charter)

Florida	000-029587	65-0705328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1132 Celebration Blvd., Celebration, FL	34747
(Zip Code)	(Address of Principal Executive Offices)

Registrant’s Telephone Number, including area code: (321) 939-6321

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 23, 2008, Geoffrey Birch resigned as Chief Financial Officer of the Company to pursue other interests. To the knowledge of the Board and executive officers of the Company, Mr. Birch had no disagreement with the Company on any matter related to the Company’s operations, policies or practices.

On December 23, 2008, Renata Sirota was appointed to serve as Chief Financial Officer of the Company to serve at the pleasure of the Board of Directors.

Her biography is as follows:

Renata Sirota: Since 2007, Ms. Sirota has served as a principal of Tatum, LLC, an executive services firm. From 1997 through 2007, Ms. Sirota served in the roles of Director of Financial Planning and Analysis, Director of Operations and Financial Analysis and Director of Budget and Financial Analysis of SI International, Inc., a technology company. Ms. Sirota has a Master of Business Administration from Johns Hopkins University and a Bachelor of Science in Accounting from Susquehanna University.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBSG INTERNATIONAL, INC.

Date: December 31, 2008	By	/s/ Michael Rivers
Michael Rivers, CEO